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                                                                    Exhibit 24.1



                                   RPM, INC.

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that RPM, Inc. hereby constitutes and appoints Thomas C. Sullivan, James A. Karman, Frank C. Sullivan and William A. Papenbrock, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 3rd day of February, 1994.


                                          RPM, INC.



                                          By: /s/ Thomas C. Sullivan
                                              -------------------------------
                                              Thomas C. Sullivan,
                                              Chairman of the Board and Chief
                                              Executive Officer





373/06821WUA.EXH
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                                                                    Exhibit 24.1
                                                                     (Continued)

                                   RPM, INC.

                              CERTIFIED RESOLUTION


         I, William A. Papenbrock, Assistant Secretary of RPM, Inc., an Ohio corporation (the "Corporation"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on February 3, 1994, and that the same has not been changed and remains in full force and effect.


         "RESOLVED, that each of Thomas C. Sullivan, James A. Karman, Frank C. Sullivan and William A. Papenbrock is hereby appointed as the attorney of the Corporation with full power of substitution and resubstitution for and in the name, place and stead of the Corporation to sign, attest and file a Registration Statement on Form S-3, or any other appropriate form that the Corporation may use from time to time, with respect to the issue and sale of up to 3,560,184 Common Shares (the "Shares") issued in connection with the Corporation's acquisition of Stonhard, and any and all amendments and Exhibits to such Registration Statement and any and all applications or other documents to be filed with the Commission or any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Corporation in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Corporation; and that each of the Chairman of the Board and Chief Executive Officer, and President and Chief Operating Officer of the Corporation is hereby authorized, for and on behalf of the Corporation, to execute a Power of Attorney evidencing the foregoing appointment."


                                   /s/ William A. Papenbrock
                                   ------------------------------------------
                                   William A. Papenbrock, Assistant Secretary


Dated:  February 3, 1994



373/06821WUA.EXH